COMMERCIAL PAPER DEALER AGREEMENT


Agreement dated October 11, 1994 between Harsco Corporation ("Issuer") and J.P. Morgan Securities Inc. ("JPMS") in connection with the placement of the Commercial Paper Notes referred to in this Agreement and issued pursuant to an Issuing and Paying Agency Agreement dated October 11, 1994 between the Issuer and Morgan Guaranty Trust Company of New York (the "Issuing and Paying Agent") (the "Issuing and Paying Agency Agreement").

  1. Appointment of JPMS. The Issuer hereby requests JPMS to act, on the terms and conditions specified herein, as the Issuer's dealer for the offer and sale from time to time of short-term promissory notes (the "Commercial Paper Notes") to be issued by the Issuer in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof. The Issuer is not obligated to sell and JPMS is not obligated to purchase the Commercial Paper Notes.

  2. Sale of Notes. The Commercial Paper Notes will be issued by the Issuer either (a) as book-entry obligations represented by one or more master notes and recorded in the electronic book-entry system maintained by The Depository Trust Company or any clearing corporation (each a "Clearing Corporation") within the meaning of Section 8-102(3) of the Uniform Commercial Code in accordance with the terms of the letter of representations among the Issuer, the Issuing and Paying Agent and the Clearing Corporation (the "Clearing Corporation Letter of Representations") a copy of which is attached hereto as
Exhibit I, or (b) as physical certificated notes delivered to the purchaser thereof or a person designated by such purchaser.

  The responsibilities of JPMS hereunder will include (i) the soliciting of purchases of Commercial Paper Notes by investors and (ii) assisting the Issuer and the Issuing and Paying Agent in effecting and processing such purchases.

  Sales of Commercial Paper Notes arranged by JPMS shall be negotiated verbally between JPMS and an authorized representative of the Issuer, as shall be designated by the Issuer from time to time. Such negotiations shall determine the principal amount of Commercial Paper Notes to be sold, the interest rates applicable thereto, and the maturities thereof.

  If the Issuer and JPMS shall agree on the sale of any Commercial Paper Notes through JPMS (including, but not limited to, agreement with respect to the price, principal amount, maturity and interest rate of such Commercial Paper Notes), then (i) JPMS shall deliver to the Issuer, in accordance with its ordinary practice, confirmation of the agreed upon terms of such sale and (ii) cause the delivery of instructions to the Issuing and Paying Agent to complete, authenticate and deliver the Commercial Paper Notes in the manner described in the Issuing and Paying Agency Agreement. The amount of interest payable on the Commercial Paper Notes shall be calculated as provided in the Issuing and Paying Agency Agreement.

  The Issuer and JPMS agree that neither of them nor any person acting on their behalf will offer or sell, or solicit offers to buy, the Commercial Paper Notes by any form of general solicitation or general advertising. The Issuer confirms that neither it nor any person other than JPMS or Lehman Brothers Inc. acting on its behalf has offered or sold any Commercial Paper Notes or any substantially similar security of the Issuer to, or solicited offers to buy any Commercial Paper Notes or substantially similar security of the Issuer from, any person. Each offeree of the Commercial Paper Notes will be a sophisticated investor whom JPMS reasonably believes to possess such knowledge and experience (or to be represented by a fiduciary or agent having such knowledge and experience) in financial and business matters that it is capable of evaluating the merits and risks of investing in the Commercial Paper Notes and will be either (a) an "accredited investor" within the meaning of Regulation D under the Securities Act or (b) a qualified institutional buyer ("QIB") as defined in Rule 144A under the Securities Act. Resales of the Commercial Paper Notes will be made in transactions exempt from registration under the Securities Act and only (i) to JPMS or another dealer appointed by the Issuer or through JPMS or another dealer appointed by the Issuer to an accredited investor or to a QIB or (ii) to a QIB in a transaction made in accordance with Rule 144A.

  At any time the Issuer is not subject to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, the Issuer agrees to furnish at its own expense, upon request, to holders and prospective purchasers of the Commercial Paper Notes information satisfying the requirement of subsection
(d)(4)(i) of Rule 144A.

  The Commercial Paper Notes will be sold in minimum denominations of $250,000, will mature not more than 270 days from the date of issuance, will have no extension, renewal or automatic roll-over provisions, and will be rated as "prime" quality commercial paper by two nationally recognized statistical rating organizations.

  The Issuer will not (i) take or permit to be taken (to the extent within its control) any action that would result in the issuance and sale of the Commercial Paper Notes being subject to the registration requirements of the Securities Act or the securities or Blue Sky laws of any jurisdiction, or (ii) offer, offer for sale, offer to sell or sell any securities of the Issuer other than the Commercial Paper Notes offered or sold hereunder under circumstances which would require the registration of any such Commercial Paper Notes under the Securities Act.

  3. Representations and Warranties. The Issuer represents and warrants to JPMS that: the Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver the Commercial Paper Notes and to execute, deliver and perform this Agreement, the Clearing Corporation Letter of Representations and the Issuing and Paying Agency Agreement, a copy of which is attached as Exhibit II; this Agreement, the Issuing and Paying Agency Agreement and the Clearing Corporation Letter of Representations have been duly authorized, executed and delivered by the Issuer and are valid and binding agreements of the Issuer enforceable in accordance with their respective terms; the Commercial Paper Notes have been duly authorized and, when issued and delivered, will be duly and validly issued and delivered and will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms; the execution and delivery of the Commercial Paper Notes and the execution, delivery, performance of this Agreement, the Issuing and Paying Agency Agreement and the Clearing Corporation Letter of Representations will not violate any law, rule, regulation, order, judgment or decree applicable to the Issuer or conflict with or result in a breach of or constitute a default under any agreement or instrument to which the Issuer is a party or by which it or any of its property is bound or its certificate of incorporation or by-laws; no governmental, administrative or official consent, approval, authorization, notice or filing is required for the execution and delivery of the Commercial Paper Notes or the execution, delivery and performance by the Issuer of this Agreement, the Issuing and Paying Agency Agreement and the Clearing Corporation Letter of Representations; the offer and sale of the Commercial Paper Notes are exempt from registration under Section 4(2) of the Securities Act; the Commercial Paper Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer; and the Issuer is not an "investment company" or a company "controlled by" an investment company for purposes of the Investment Company Act of 1940, as amended.

  4.  Covenants.  The Issuer agrees with JPMS that:

      (a) Prior to the issuance of Commercial Paper Notes, the Issuer will furnish to JPMS opinions of counsel (i) to the effect that the Commercial Paper Notes are not required to be registered under the Securities Act in connection with the offer and sale of the Notes, (ii) as to each of the other matters set forth in Section 3 hereof, and (iii) as to such other matters as JPMS may reasonably request;

      (b) Each issuance of Commercial Paper Notes by the Issuer shall be deemed a representation and warranty by the Issuer to JPMS, as of the date thereof, that the representations and warranties of the Issuer set forth in
Section 3 hereof are true and correct as if made on and as of such date;

      (c) The Issuer shall furnish to JPMS such information about its operations and financial condition as JPMS may reasonably request regarding the due authorization and execution of the Commercial Paper Notes and the Issuer's ability to pay the Commercial Paper Notes as they mature; and

      (d) JPMS shall inform the Issuer of all action required to be taken by the Issuer in order to comply with any applicable state securities or "Blue Sky" laws in connection with any offer or sale of the Commercial Paper Notes, and the Issuer shall, unless it declines to proceed with such offer and sale, take all such required action.

  5.  Placement Memorandum.

      (a) JPMS will prepare and distribute to each purchaser of Commercial Paper Notes prior to completion of sale a placement memorandum ("Memorandum") containing financial information about the Issuer. Such Memorandum will be updated periodically to reflect material changes in the Issuer's business or financial condition as to which the Issuer shall have advised JPMS. Each annual Memorandum will include the following "private placement" legend, which will also appear on the Commercial Paper Notes:

  "THIS COMMERCIAL PAPER NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). BY ITS ACCEPTANCE OF THIS NOTE THE PURCHASER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR AS DEFINED IN REGULATION D UNDER THE ACT (AND, IF IT IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE ACT, THEN IT IS AWARE THAT THE SELLER (OTHER THAN THE ISSUER) MAY RELY ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A) AND AGREES THAT THIS COMMERCIAL PAPER NOTE IS NOT BEING ACQUIRED WITH A VIEW TO PUBLIC DISTRIBUTION AND THAT ANY RESALE OF THIS COMMERCIAL PAPER NOTE WILL BE MADE ONLY (1) TO OR THROUGH J.P. MORGAN SECURITIES INC. OR LEHMAN BROTHERS INC. TO AN ACCREDITED INVESTOR OR A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT OR (2) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION EXEMPT UNDER RULE 144A."

      (b) The Issuer agrees to furnish JPMS with sufficient information to enable JPMS to prepare the original Memorandum and updates thereof, including
(i) as soon as practicable after the end of each of the first three quarters in the Issuer's fiscal year, the financial statements of the Issuer as of the end of such fiscal quarter, (ii) as soon as practicable after the end of each fiscal year of the Issuer, the annual audited financial statements of the Issuer and (iii) as soon as practicable, any information concerning the financial condition or results of operations of the Issuer that has been generally communicated to the public or that makes any statement in the Memorandum materially false or misleading or by its omission would cause the Memorandum to be materially false or misleading. The Issuer agrees that all financial statements delivered to JPMS hereunder will fairly present the financial condition of the Issuer as of the date set forth therein and the results of operations for the periods set forth therein, all in conformity with generally accepted accounting principles.

      (c) Before distribution of the Memorandum, or any update thereof, JPMS will provide a copy thereof to the Issuer, and will not distribute the same without the Issuer's prior written approval. Such approval shall be deemed to be a representation and warranty by the Issuer that the Memorandum, or any update thereof being distributed, does not contain any untrue statement of a material fact or an omission of a material fact necessary to make any statement contained therein, in light of the circumstances in which such statement was made, not misleading.

  6.  Indemnification.

      (a) The Issuer assumes liability for, and will indemnify and hold JPMS harmless from and against, any liabilities, claims, damages, costs and expenses (including legal fees and expenses) ("Liabilities") arising out of or in connection with the issue and sale of the Commercial Paper Notes, including without limitation, Liabilities arising out of or related to an actual or alleged untrue statement of a material fact contained in the Memorandum or otherwise made in connection with the issuance and sale of the Commercial Paper Notes or an actual or alleged omission of a material fact necessary in order to make any statement contained in the Memorandum or otherwise made in connection with the issuance and sale of the Commercial Paper Notes, in light of the circumstances in which such statement was made, not misleading; provided, however, that the foregoing indemnity shall not extend to any Liabilities to the extent they arise from (i) an untrue statement by JPMS of a material fact relating to JPMS's sale of the Commercial Paper Notes; or an omission by JPMS of a material fact relating to JPMS's sale of the Commercial Paper Notes necessary in order to make any statement, in light of the circumstances in which such statement was made, not misleading or (ii) the gross negligence or willful misconduct of JPMS in the performance or failure to perform its obligations hereunder. This indemnity shall survive termination of the Agreement.

      (b) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraph (a) of this Section 6 is for any reason (other than those set forth in the proviso clause of subparagraph (a) of this Section 6) held to be unavailable to JPMS, the Issuer and JPMS shall contribute to the aggregate Liabilities to which the Issuer and JPMS may be subject, in such proportion that JPMS shall be responsible for that percentage of such Liabilities equal to the percentage that any fees and commissions payable to JPMS bears to the aggregate of the Commercial Paper Notes sold hereunder and the balance of such Liabilities shall be the responsibility of the Issuer; provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  7. Notices, Addresses. All communications and notices shall be in writing or confirmed in writing and shall be effective when received at the address specified below:

      (i)  if to JPMS, to it at 60 Wall Street, New York, New York 10260-0060,
Attention: Commercial Paper Origination; Telephone: 212-648-0750; Telecopy 212-648-5913, or at such other address as may from time to time be designated by notice to the Issuer in writing; and

      (ii) if to the Issuer, to it at P.O. Box 8888, Camp Hill, Pennsylvania 17001-8888; Attention: Barry M. Sullivan, Vice President and Treasurer;
Telephone: 717-975-3880; Telecopy: 717-763-6424, or at such other address as may from time to time be designated by notice to JPMS in writing.

  8. Assignment. JPMS may assign its rights and obligations under this Agreement to any wholly-owned subsidiary of J.P. Morgan & Co. Incorporated.

  9. Termination. This Agreement may be terminated at any time by the Issuer or by JPMS by written notice to the other parties, except that this Agreement shall, notwithstanding such notice, remain applicable to any Commercial Paper Notes outstanding at the time of such notice.

  10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by officers duly authorized thereunto, all as of the day and year first above written.

J.P. MORGAN SECURITIES INC.


By:     /s/ J. Hunter Brown
Name:   J. Hunter Brown
Title:  Vice President


HARSCO CORPORATION


By:     /s/ Leonard A. Campanaro
Name:   Leonard A. Campanaro
Title:  Senior Vice President - Finance
        and Chief Financial Officer


By:     /s/ Barry M. Sullivan
Name:   Barry M. Sullivan
Title:  Vice President and Treasurer